UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 20, 2011

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza
Rancho Santa Margarita, California 92688
 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item1.01.	Entry Into a Material Definitive Agreement.

On December 20, 2011, Liquidmetal Coatings, LLC (“LMC”), a majority owned subsidiary of Liquidmetal Technologies, Inc. (the “Company”), entered into a transaction pursuant to which LMC issued and sold additional membership interests (the “Additional Interests”) to third party investors for an aggregate purchase price of $3,000,000 (the “LMC Investment”).  The LMC Investment was entered into pursuant to a Membership Interest Purchase Agreement between the third-party investors and LMC (the “Purchase Agreement”).   The purchase price for the Additional Interests was paid in the form of cash in the amount of $1,727,200 and an interest-bearing note due May 31, 2012 in the amount of $1,272,800.  The proceeds from the LMC Investment were used to pay off an existing term loan of LMC in the aggregate principal amount of $403,633.38 and to restructure and extend the term of other indebtedness owed by LMC.  The transactions contemplated by the Purchase Agreement were deemed to be effective as of November 30, 2011.

The investors in the LMC Investment were Rockwall Holdings, Inc. (“Rockwall”) and C3 Capital Partners, L.P. and C3 Capital Partners II, L.P. (the “C3 Entities”).  The C3 Entities were minority investors in LMC prior to the transaction, and Rockwall is a company controlled by John Kang, a former Chief Executive Officer and Chairman of the Company.  As of August 31, 2011, Mr. Kang beneficially owned approximately 7.1% of the Company’s common stock.

In connection with the LMC Investment, the Company and C3 Entities agreed to terminate a letter agreement, dated July 30, 2010, under which the Company would have been obligated to contribute additional capital to LMC if requested by LMC.  As a result of the LMC Investment and the termination of such letter agreement, the Company no longer has any contingent obligation to contribute additional capital to LMC.

As a result of the LMC Investment, the Company’s equity interest in LMC was reduced from approximately 72.86% to 0.667%.  However, the Company did not sell any of its own membership interests in LMC in the transaction.  As a result of the reduction in the Company’s percentage interest in LMC, the Company will no longer consolidate LMC’s financial results with the Company’s financial results.  In addition, the operations of LMC will be reclassified in prior periods to reflect the discontinuance as of the earliest period presented in the Company’s future Form 10-K and Form 10-Q filings.   LMC represented approximately 31% of the net book value of the Company’s assets and 76% of the net book value of the Company’s liabilities as of September 30, 2011, and LMC represented approximately 92% of the Company’s revenue and operating income that reduced the Company’s operating loss by 21% for the nine months ended September 30, 2011.

In connection with the LMC Investment, the Company entered into a Second Amended and Restated Operating Agreement with LMC and other members of LMC, and the Company also entered into a Second Amended and Restated License and Technical Support Agreement (the “License Agreement Amendment”) with LMC terminating certain technology cross-licenses between LMC and the Company and continuing LMC’s right to use the Liquidmetal trademark in connection with LMC’s business.

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The foregoing does not purport to be a complete description of the Purchase Agreement and License Agreement Amendment and is qualified by reference to the full text of such agreements, which will be filed with the Company’s next Annual Report on Form 10-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Tony Chung
Tony Chung,
Chief Financial Officer

Date: December 23, 2011

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